UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street

Hopkinton, MA 01748

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

EMC is filing as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K (i) a transcript of a call and webcast with investors on June 29, 2006 and (ii) slides from a call and webcast with investors on June 29, 2006. This communication may be deemed to be solicitation material in respect of the proposed acquisition of RSA Security Inc. by EMC Corporation.

In connection with the proposed acquisition, EMC Corporation and RSA Security Inc. intend to file relevant materials with the SEC, including RSA Security Inc.'s proxy statement on Schedule 14A. STOCKHOLDERS OF RSA SECURITY INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING RSA SECURITY INC.'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and RSA Security Inc. stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from RSA Security Inc. Such documents are not currently available.

EMC Corporation and its directors and executive officers, and RSA Security Inc. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of RSA Security Inc. common stock in respect of the proposed transaction. Information about the directors and executive officers of EMC Corporation is set forth in the proxy statement for EMC Corporation's 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 4, 2006. Information about the directors and executive officers of RSA Security Inc. is set forth in the proxy statement for RSA Security Inc.'s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 25, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1 Transcript of investors call and webcast on June 29, 2006.
99.2 Slides from investors call and webcast on June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION
By: /s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and
General Counsel

Date: June 30, 2006

EXHIBIT INDEX

Exhibit

Number	Exhibit

99.1	Transcript of investors call and webcast on June 29, 2006.

99.2	Slides from investors call and webcast on June 29, 2006.

4